UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2004

Stewart Information Services Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-02658	741677330
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Boulevard, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-625-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2004, Lloyd Bentsen III resigned from the Registrant's board of directors and from the board's Audit Committee and Nominating and Governance Committee. Such resignation did not result from any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. On the same date, Robert L. Clarke was elected by the Registrant's board of directors to fill the vacancy on the board created by Mr. Bentsen's resignation. Mr. Clarke was also appointed to serve on the board's Audit Committee and its Nominating and Governance Committee. Mr. Clarke had previously served as an advisory director of the Registrant.

The Registrant's board of directors has determined that Mr. Clarke is an "independent director" within the meaning of the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934.

The Registrant's press release disclosing these changes is furnished herewith as Exhibit 99.1.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewart Information Services Corporation

November 15, 2004	By:	Max Crisp

Name: Max Crisp
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99..1	Press Release dated November 15, 2004